UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Merck & Co., Inc.
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This filing consists of an email titled “Behind the Merger: An Integration Update from Adam Schechter” sent to Merck & Co., Inc. (“Merck”) employees from Adam Schechter, Merck Integration Lead, on June 30, 2009, in connection with the proposed transaction between Merck and Schering-Plough Corporation.

Behind the Merger: An Integration Update from Adam Schechter

Dear Colleagues,

How do you successfully bring together two strong healthcare companies to create a new leader in global healthcare?

You begin by planning for it – and then executing on the plans.

Part of our Day 1 planning includes hitting certain regulatory milestones. In late May, we told you about the filing of the merger proxy (the "S-4"). On June 16, Merck and Schering-Plough filed an amended proxy and announced the date for the Special Shareholder Meetings where shareholders will have the opportunity to voice their opinion on the proposed merger. And last week we heard from the U.S. Federal Trade Commission about our merger filing, as well as formally priced a $4.25 billion debt offering in support of the merger. (Articles about these milestones are on the Integration News Site.)  In short, things are moving along as planned.

Now I want to talk to you about three key steps in building the new Merck:

1.	Getting ready for Day 1
2.	Designing the New Merck organization
3.	Building a new culture

Day 1 Readiness
On June 19, we held a meeting with more than 100 colleagues from Merck and Schering-Plough to focus exclusively on Day 1 readiness. The goal was to make sure we can begin operating as one company on Day 1 as smoothly as possible – for our customers and external stakeholders, and with you as colleagues.
Colleagues from Merck and Schering-Plough's major sites and regions were key participants in the meeting, providing their input on what is really critical to achieve on Day 1. Here are some of the "must-haves":

o	Business continuity plans for every division and function
o	Planning for legal entity consolidation in key countries
o	Guidance on meeting regulatory and financial obligations seamlessly
o	Customer communications to proactively touch the people who depend on us
o	“Grants of authority” which make it clear who can authorize company transactions

Why go into such a level of detail? Because combining two companies such as Merck and Schering-Plough is a big and complex undertaking. We want to do everything we can to preserve and grow value and to enhance the strength of our combined R&D pipeline.
Designing the New Merck Organization
Another important step in planning for the new company is designing an organizational structure—starting at the top—that supports the advancement of our pipeline and the successful management of our business on a much bigger scale than either company operates on today.
A lot of progress has already been realized in this effort, from meetings that Merck Executive Committee (EC) members are having with Schering-Plough colleagues in large and small group sessions around the world, to the development of targeted strategies to keep and build the value of the new company and its talented people. To make the new Merck a success, we must have solid insight into colleagues at both companies. We are also following a well defined process to design the overall structure of the new Merck, as well as the structures of its divisions and functions. Underpinning the design work are 5 core principles:

o	Clear accountability for business performance
o	Innovation that drives long-term growth
o	Focus on creating value for our customers
o	Flexibility to support business evolution
o	The engagement, retention and attraction of top talent

With these principles in mind, Dick Clark has begun building the structure for the new Merck, including its EC. As he advances through this work, he has also asked current Merck EC members to think about what the next level of the organization could look like. Dick is using this input, input from members of Schering-Plough's Executive Management Team, and models from customer-focused, innovation-driven companies to arrive at a design for Merck's senior-most structure.
Once he finalizes the overall company structure, including EC design, Dick will select the members of his new leadership team. In turn, this team will begin to define the next layer of the organization including management roles (known as EC+1) and the people who will fill them. The selection process will incorporate the knowledge gained through the meetings with Schering-Plough leaders, knowledge of both organizations' current structure, capabilities and talent, and best practice models from inside and outside our industry.
In the end, I realize that most employees want to know the outcome of all this work. In other words, what is the new Merck structure and who will be on the new Merck leadership team. We expect to share our new structure and senior leaders (EC+1) by late August. The structure of the entire organization will take time to develop and will be led by each division, function and country at the appropriate pace. This work will continue into the period post-closing.
Building the New Culture
The new Merck will have core cultural aspirations - improving global health, acting with ethics and integrity, building customer trust and value, and supporting science and innovation. In addition, we've been focusing on three specific attributes that will help make the combined company successful. They are Customer Focus, Courage and Candor, and Rapid, Disciplined Decision Making.
The IMO Team working on Culture is designing detailed plans to guide leadership, and ultimately all employees in how to ‘live’ the new culture. The team is in the midst of a three-step action plan focused on gathering information from both Merck and Schering-Plough through:

o	Global Culture Focus Groups – bringing together regional, divisional and functional colleagues from both companies for interviews and discussions
o	Senior Leader interviews – talking to global leaders about their experiences to better understand how we can positively drive culture and identify areas of tension in our organizations
o	Global Culture Expert Forum – highlighting best practices in culture change from both companies and building them into our Day 1 and post Day 1 approach

Integration Information and Answers
As always, I encourage you to read The Daily and continue sending your questions and comments to the Integration Team. While the team cannot answer each question individually, we will certainly keep your ideas and inquiries an important consideration in our work.
In the meantime, I continue to be excited about the future of our combined company -- and I believe that together colleagues from both companies will create a new leader in global healthcare.

Sincerely,
Adam Schechter
Merck Integration Lead

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements about the benefits of the proposed merger between Merck and Schering-Plough, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Merck’s and Schering-Plough’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the expected synergies from the proposed merger of Merck and Schering-Plough will not be realized, or will not be realized within the expected time period, due to, among other things, the impact of pharmaceutical industry regulation and pending legislation that could affect the pharmaceutical industry; the ability to obtain governmental and self-regulatory organization approvals of the merger on the proposed terms and schedule; the actual terms of the financing required for the merger and/or the failure to obtain such financing; the failure of Schering-Plough or Merck stockholders to approve the merger; the risk that the businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain business and operational relationships; the possibility that the merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions; Merck’s and Schering-Plough’s ability to accurately predict future market conditions; dependence on the effectiveness of Merck’s and Schering-Plough’s patents and other protections for innovative products; the risk of new and changing regulation and health policies in the U.S. and internationally and the exposure to litigation and/or regulatory actions. Merck and Schering-Plough undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.  Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Merck’s 2008 Annual Report on Form 10-K, Schering-Plough’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, the proxy statement filed by Merck on June 25, 2009 and each company’s other filings with the Securities and Exchange Commission (the “SEC”) available at the SEC’s Internet site (www.sec.gov).

Additional Information

In connection with the proposed transaction, Schering-Plough filed a registration statement, including a joint proxy statement of Merck and Schering-Plough, with the SEC.  Investors are urged to read the registration statement and joint proxy statement (including all amendments and supplements to it) because they contain important information.  Investors may obtain free copies of the registration statement and joint proxy statement, as well as other filings containing information about Merck and Schering-Plough, without charge, at the SEC’s Internet web site (www.sec.gov). These documents may also be obtained for free from Schering-Plough’s Investor Relations web site (www.schering-plough.com) or by directing a request to Schering-Plough’s Investor Relations at (908) 298-7436. Copies of Merck’s filings may be obtained for free from Merck’s Investor Relations Web Site (www.merck.com) or by directing a request to Merck at Merck’s Office of the Secretary, (908) 423-1000.

Merck and Schering-Plough and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from Merck and Schering-Plough shareholders in respect of the proposed transaction.

Information regarding Schering-Plough’s directors and executive officers is available in Schering-Plough’s proxy statement for its 2009 annual meeting of shareholders, filed with the SEC on April 27, 2009, and information regarding Merck’s directors and executive officers is available in the registration statement and joint proxy statement, filed with the SEC on June 25, 2009.  Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the contemplated transactions is included in the registration statement and joint proxy statement filed with the SEC in connection with the proposed transaction.